Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Green Brick Partners, Inc. of our reports dated February 29, 2024, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Green Brick Partners, Inc., appearing in the Annual Report on Form 10-K of Green Brick Partners, Inc. for the year ended December 31, 2023.

RSM US LLP

Dallas, Texas
July 31, 2024

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